                                                                     EXHIBIT 4.2
                         EMPLOYEE BENEFIT PLANS, INC.
                            1990 STOCK OPTION PLAN
                       Restated effective June 25, 1990


      Section 1: Purpose. The purpose of the 1990 Stock Option Plan is to induce certain designated key persons to remain in the employ of Employee Benefit Plans, Inc., a Delaware corporation (the "Corporation") and to encourage such persons to secure or increase on reasonable terms their stock ownership in the Corporation. The Board of Directors of the Corporation believes the Plan is in the best interest of the Corporation and will promote the success of the Corporation. This success will be achieved by encouraging continuity of management and increased incentive and personal interest in the welfare of the Corporation by those who are primarily responsible for shaping and implementing the long-range plans of the Corporation.

      The Plan was originally adopted effective April 11, 1990.  Pursuant to
Section 17 of the Plan, the Corporation hereby amends and restates the Plan in its entirety.

      Options granted under this Plan may either be Incentive Stock Options qualified under Section 422A of the Code or Non-Qualified Options.

      Section 2: Definitions. For purposes of this Plan, the following terms shall have the meanings indicated below:

            (a) "Capital Stock": any of the Corporation's authorized but unissued shares of voting common stock, par value $.01 per share.

            (b) "Code": the Internal Revenue Code of 1986, as amended from time to time.

            (c) "Fair Market Value": the price per share determined by the Board of Directors in the manner provided by the Code and Regulations, at the time any Option is granted.

            (d) "Incentive Stock Option": an option defined in Section 422A of the Code to purchase shares of the common stock of the Corporation.

            (e) "Non-Qualified Stock Option": an option, not intended to qualify as an Incentive Stock Option as defined in Section 422A of the Code, to purchase common stock of the Corporation.

            (f) "Option": the term shall refer to either an Incentive Stock Option or a Non-Qualified Stock Option.

            (g) "Option Agreement": a written agreement pursuant to which the Corporation grants an option to an Optionee and sets the terms and conditions of the option.

            (h) "Option Date": the date upon which an Option Agreement for an option granted pursuant to this Plan is duly executed by or on behalf of the Corporation.

            (i) "Option Stock": the voting common stock of the Corporation, par value $.01 per share (subject to adjustment as described in Section
      8) reserved for options pursuant to this Plan, or any other class of stock of the Corporation which may be substituted therefore by exchange, stock split or otherwise.

            (j) "Optionee": an officer, director, employee or other person or entity designated by the Corporation or one of its Subsidiaries to whom an option has been granted under the Plan.

            (k) "Plan": this 1990 Stock Option Plan, as amended and restated this even date, and as amended hereafter from time to time.

            (l) A "Subsidiary": any corporation in an unbroken chain of corporations beginning with the Corporation, if, at the time of granting the option, each of the corporations other than the last corporation in the chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The term shall include any subsidiaries which become such after adoption of this Plan.

      Section 3: Options Available Under Plan. An aggregate of 250,000 shares of the Corporation's authorized but unissued shares of voting common stock, par value $.01 per share, is hereby made available, and shall be reserved for issuance, under this Plan. The aggregate number of shares available under this Plan shall be subject to adjustment on the occurrence of any of the events and in the manner set forth in Section 8. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares, shall (unless the Plan shall have been terminated) become available for other Options under the Plan. The total number of shares reserved under this Plan, or any portion thereof, may be issued upon exercise of Options granted under this Plan provided that the total number of shares subject to Options cannot, in the aggregate, exceed 250,000, subject to adjustment as described in Section 8.

      Section 4: Administration. The Plan shall be administered by the Board of Directors of the Corporation. At all times subject to the authority of the Board of Directors, the Board of Directors may from time to time delegate some or all of its authority under the Plan to one or more officers or directors of the Company (the "Committee").

      The Corporation shall grant Options pursuant to the Plan upon determinations of the Board of Directors or Committee as to which of the eligible persons shall be granted Options, the number of shares to be Optioned and the term during which any such Options may be exercised. At all times, a majority of the members of the Committee making determinations about the grant of Options to employee-directors must be disinterested in the grant being made. The Board of Directors or Committee may from time to time adopt rules and regulations for carrying out the Plan and interpretations and constructions of any provision of the Plan, which shall be final and conclusive.

      Section 5: Eligibility for Incentive Stock Options. Incentive Stock Options may only be granted to an officer, management level employee or other employee of the Corporation or any of its Subsidiaries. A director of the Corporation who is not also an employee shall not be eligible to receive an Incentive Stock Option.

      In selecting the employees to whom Incentive Stock Options shall be granted, as well as determining the number of shares subject to each Option, the Committee shall take into consideration such factors as it deems relevant in connection with accomplishing the purpose of the Plan. For any calendar year, the aggregate Fair Market Value (determined at the Option Date) of the stock with respect to which any Incentive Stock Options are exercisable for the first time by any individual employee (under all Incentive Stock Option plans of the Corporation and all Subsidiary corporations) shall not exceed $100,000. Subject to the provisions of Section 3, an employee who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options if the Board of Directors or Committee shall so determine.

      No Incentive Stock Option may be granted under this Plan later than the expiration of ten (10) years from the effective date.

      Section 6: Eligibility for Non-Qualified Options. Non-Qualified Options may be granted to any officer, director, employee or other person or entity designated by the Corporation or one of its Subsidiaries. No further restrictions are placed on the Board of Directors or Committee in determining eligibility for granting Non-Qualified Options.

      Section 7: Terms and Conditions of Options. Whenever the Board of Directors or Committee shall designate an Optionee, it shall communicate to the Secretary of the Corporation the name of the Optionee, the number of shares to be Optioned and such other terms and conditions as it shall determine, not inconsistent with the provisions of this Plan. The President or other officer of the Corporation shall then enter into an Option Agreement with the Optionee, complying with and subject to the following terms and conditions and setting forth such other terms and conditions of the Option as determined by the
Committee:

            (a) Number of shares and option price. The Option Agreement shall state the total number of shares to which it pertains. The price of Option Stock for a Nonqualified Stock Option shall be determined by the Committee and may be less than the Fair Market Value at the Option Date. The Option price shall be subject to adjustment as provided in Section 8 hereof.

            (b) Termination of Employment, Except Death or Disability. In the event that an Optionee shall cease to be employed by the Corporation for any reason other than his death, disability or "for cause", such Optionee shall have the right to exercise any outstanding Options at any time within three (3) months after the termination of the employee. In the event that Optionee shall be terminated "for cause" including but not limited to (i) his or her willful breach of any agreement entered into with the Corporation, (ii) misappropriation of the Corporation's property, fraud, embezzlement, other acts of dishonesty against the Corporation, or (iii) conviction of any felony or crime involving moral turpitude, the Option may be terminated as of the date of the Optionee's termination of employment.

            (c) Death or Disability of Optionee. If the Optionee shall die or become disabled within the definition of Section 105(d)(4) of the Code, (i) while in the employ of the Corporation or any Subsidiary, or
      (ii) within a period of three (3) months after the termination of his or her employment with the Corporation or any Subsidiary as provided in paragraph (c) of this section, and in either case shall not have fully exercised his or her Options, any Options granted pursuant to the Plan shall be exercisable only within six (6) months following his death or date of disability or until the earlier originally stated expiration thereof. In the case of death, such Option shall be exercised pursuant to this Section 6 by the person or persons to whom the Optionee's rights under the Option shall pass by the Optionee's will or by the laws of descent and distribution, and only to the extent that such Options were exercisable at the time of his death.

            (d) Tender Offers. In the event of the purchase of in excess of fifty percent (50%) of the Corporation's outstanding common stock pursuant to a tender offer approved by the Corporation's Board of Directors and made in accordance with the provisions of the Securities Exchange Act of 1934 (a "Tender"), all options granted hereunder and not yet exercised on the date of the close of such Tender shall automatically terminate on such date, and all options which are exercisable as of sale date must be exercised within thirty (30) days after such date and shall automatically be converted into the right to receive in lieu of Common Stock an amount equal to the amount per share of Common Stock paid pursuant to the Tender.

            (e) Transfer of Option. Each Option granted hereunder shall, by its terms, be not transferable by the Optionee other than by will or by the laws of descent and distribution, and shall be, during the Optionee's lifetime, exercisable only by the Optionee. Except as permitted by the preceding sentence, each Option granted under the Plan and the rights and privileges thereby conferred shall not be transferred, assigned or pledged in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Upon any attempt to so transfer, assign, pledge, or otherwise dispose of the Option,





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

      or of any right or privilege conferred thereby, contrary to the provisions of the Option or the Plan, or upon levy of any attachment or similar process upon such rights and privileges, the Option, and such rights and privileges, shall immediately become null and void.

            (f) Manner of Exercise of Options. An Option may be exercised, in whole or in part, at such time or times and rights with respect to such shares which have accrued and are in effect. Such Option shall be exercisable only within the Option period and only by (i) written notice to the Corporation of intent to exercise the Option with respect to a specified number of shares of stock; (ii) tendering the original Option Agreement to the Corporation; and (iii) payment to the Corporation of the amount of the Option purchase price for the number of shares of stock with respect to which the Option is then exercised. Payment of the Option purchase price may be made in cash (including certified check, bank draft or postal or express money order), by delivery of shares of common stock of the Corporation with a Fair Market Value equal to the Option purchase price, by a combination of cash and such shares, whose value together with such cash shall equal the Option purchase price or by any other method of payment which the Board shall approve, and, in the case of an Incentive Stock Option, which shall not be inconsistent with the provisions of Section 422A of the Code, provided, however, that there shall be no such exercise at any one time as to fewer than ten (10) shares or all of the remaining shares then purchasable by the Optionee or person exercising the Option. When shares of stock are issued to the Optionee pursuant to the exercise of an Option, the fact of such issuance shall be noted on the Option Agreement by the Corporation before the Agreement is returned to the Optionee. When all shares of Optioned stock covered by the Option Agreement have been issued to the Optionee, or the Option shall expire, the Option Agreement shall be cancelled and retained by the Corporation.

            (g)   Delivery of Certificate.  Between fifteen (15) and thirty
      (30) days after receipt of the written notice and payment specified above, the Corporation shall deliver to the Optionee certificates for the number of shares with respect to which the Option has been exercised, issued in the Optionee's name; provided, however, that such delivery shall be deemed effected for all purposes when the Corporation, or the stock transfer agent for the Corporation, shall have deposited such certificates in the United States mail, postage prepaid, addressed to the Optionee and the address specified in the written notice of exercise.

            (h) Other Provisions. The Option Agreements authorized under this Section shall contain such other provisions as the Committee shall deem advisable.

      Section 8: Adjustments. In the event that the outstanding shares of the common stock of the Corporation are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reasons of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up; combination of shares or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which Options may be granted under the Plan and as to which outstanding Options or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the participant shall be maintained as before the occurrence of such event; such adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of such Options and with a corresponding adjustment in the Option Price per share. No such adjustment shall be made which shall, within the meaning of any applicable sections of the Code, constitute a modification, extension or renewal of an Option or a grant of additional benefits to a participant.

      If the Corporation is a party to a merger, consolidation, reorganization or similar corporate transaction and if, as a result of that transaction, its shares of common stock are exchanged for (i) other securities of the Company or
(ii) securities of another corporation which has assumed the outstanding Options under the Plan or has substituted for such Options its own Options, then each Optionee shall be entitled (subject to the conditions stated herein or in such substituted Options, if any), in respect of that Optionee's Options, to purchase that amount of such other securities of the Corporation or of such other corporation as is sufficient to ensure that the value of the Optionee's Options immediately before the corporate transaction is equivalent to the value of such Options immediately after the transaction, taking into account the Option Price of the Option before such transaction, the fair market value per share of the common stock immediately before such transaction and the fair market value immediately after the transaction, of the securities then subject to that Option (or to the Option substituted for that Option, if any). Upon the happening of any such corporate transaction, the class and aggregate number of shares subject to the Plan which have been heretofore or may be hereafter granted under the Plan shall be appropriately adjusted to reflect the events specified in this clause.

      Section 9: No Rights as Stockholder. An Optionee shall not, by reason of any Option granted hereunder, have any right of a stockholder of the Corporation with respect to the shares covered by his Option until such shares shall have been issued to the Optionee.

      Section 10: No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option. Neither shall the Plan confer upon the Optionee any rights respecting continued employment nor limit the Optionee's rights or the employer corporation's rights to terminate such employment.

      Section 11: Withholding Taxes. Whenever under the Plan shares of Option Stock are to be issued upon exercise of the Options granted hereunder and prior to the delivery of any certificates or certificates for said shares by the Corporation, the Corporation shall have the right to require the employee to remit to the Corporation an amount sufficient to satisfy any federal and state withholding or other employment taxes resulting from such exercise.

      In lieu of remitting additional amounts to satisfy withholding tax liabilities, an employee may (a) request that shares otherwise issuable upon exercise of an Option having





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

a fair market value equal to the required withholding amounts be withheld, or
(b) deliver previously owned shares that have a fair market value equal to the required withholding amount. All requests are subject to review by the Board of Directors or Committee and will be denied if, in the opinion of counsel for the Company, such election will violate any federal or state securities or income tax laws or regulations. In the case of participants who are subject to
Section 16(b) of the Securities Exchange Act of 1934, for which the participant is relying on the exemption contained in Rule 16b-3 thereunder and to the extent that the following restrictions are required under Rule 16b-3, (a) an election for share withholding may not be made within six (6) months of the date of grant, and (b) an election for where withholding may only be made six
(6) months or more prior to the tax date (the exercise date if a Section 83(b) election is made or otherwise six (6) months later) or during the window periods described in Rule 16b-3.

      Section 12: Purchase for Investment; Rights of Holder on Subsequent Registration. Unless the shares to be issued upon exercise of an Option granted under the Plan have been effectively registered under the Securities Act of 1933 as now in force or hereafter amended (the "1933 Act"), the Corporation shall be under no obligation to issue any shares covered by any Option unless the person who exercises such Option, whether such exercise is in whole or in part, shall give a written representation and undertaking to the Corporation which is satisfactory in form and scope to counsel for the Corporation and upon which, in the opinion of such counsel, the Corporation may reasonably rely, that he or she is acquiring the shares issued to him or her pursuant to such exercise of the Option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the 1933 Act, or any other applicable law, and that if shares are issued without such registration a legend to this effect may be endorsed on the securities so issued. In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the 1933 Act or other applicable statutes any shares with respect to which an Option shall have been exercised, or to qualify any such shares for exemption from the 1933 Act or other applicable statutes, then the Corporation shall take such action at its own expense and may require from each participant such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and Directors from such holder against all losses, claims, damage and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances under which they were made.

      Section 13: Modification of Outstanding Options. The Board may accelerate the exercisability of an outstanding Option and may authorize the modification of any outstanding Option with the consent of the participant when and subject to such conditions as are deemed to be in the best interests of the Corporation and in accordance with the purposes of the Plan.

      Section 14: Effective Date. This Plan was adopted by the Board of Directors of the Corporation effective as of April 11, 1990 (the "Effective Date").

      Section 15: Liquidation. Upon the complete liquidation of the Corporation, any unexercised Options theretofore granted under this Plan shall be deemed cancelled, except as otherwise provided in Section 8 in connection with a merger, consolidation or reorganization of the Corporation.

      Section 16: Restrictions on Issuance of Shares. Notwithstanding the provisions of Section 7, the Corporation may delay the issuance of shares covered by the exercise of any Option and the delivery of a certificate for such shares until one of the following conditions shall be satisfied:

            (a) The shares with respect to which the Option has been exercised are at the time of the issue of such shares effectively registered under applicable federal and state securities acts as now in force or hereafter amended; or

            (b) A no-action letter in respect of the issuance of such shares shall have been obtained by the Corporation from the Securities and Exchange Commission and any applicable state securities commissioner; or

            (c) Counsel for the Corporation shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such shares are exempt from registration under applicable federal and state securities acts as now in force or hereafter amended.

      It is intended that all exercise of Options shall be effective, and the Corporation shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to cause a registration statement or a post-effective amendment to any registration statement to be prepared at its expense solely for the purpose of covering the issue of shares in respect of which any option may be exercised.

      In addition, notwithstanding the provisions of Section 7, if the Corporation's Capital Stock is publicly traded the Corporation may delay the issuance of shares covered by the exercise of any Option and the delivery of a certificate for such shares until such time as the Corporation elects to make a public release of material "inside information" concerning the Corporation (as such term is customarily used under federal securities laws), if the Corporation reasonably believes, at its discretion, that the Optionee possesses such information or the exercise of the Option would create an obligation to disclose publicly such information.

      Section 17: Termination and Amendment of the Plan. This Plan shall terminate ten (10) years after the Effective Date or at such earlier time as the Board of Directors shall determine. Any termination shall not affect any Options then outstanding under the Plan. The Board may make such modifications of the Plan as it shall deem advisable.

                         EMPLOYEE BENEFIT PLANS, INC.

                            STOCK OPTION AGREEMENT
                      PURSUANT TO 1990 STOCK OPTION PLAN



      This AGREEMENT is made effective as of the __________ day of _____________, 199_ by and between Employee Benefit Plans, Inc., a Delaware corporation (the "Company"), and the undersigned employee of the Company (or one of its subsidiaries) (the "Employee").

      Recitals

      1. The Company desires to afford the Employee an opportunity to purchase shares of its common stock, par value $.01 per share (the "Shares"), to carry out the purposes of its 1990 Stock Option Plan (the "Plan"), a copy of which has been provided to Employee and the terms of which are incorporated by reference herein.

      2. Section 6 of the Plan provides that each option is to be evidenced by an Option Agreement, setting forth the terms and conditions of the Option.

      ACCORDINGLY, in consideration of the premises and of the mutual covenants and agreements contained herein, the Company and the Employee hereby agree as follows:

      1. Grant of Option. The Company hereby irrevocably grants to the Employee a ______________ Stock Option (the "Option") to purchase all or any part of an aggregate of_______________________________ (______) Shares on the
terms and conditions hereinafter set forth.

      2. Purchase Price. The purchase price for the Shares covered by the Option (the "Purchase Price") shall be $_______ per Share.

      3.    Time and Manner of Exercise of Option.

            (a) The Option shall be exercisable as to _____% of the Shares as of the date hereof unless accelerated pursuant to Section 7 hereof, and shall become exercisable as to the remainder of the Shares in equal annual installments as follows:

                                                Percentage of
                                               Shares Becoming                             Cumulative
                                                Available for                              Percentage
     On or After                                  Exercise                                  Available
     -----------                             ------------------                           -------------


            (b) To the extent that the right to exercise the Option has accrued and is in effect, the Option may be exercised in full at one time or in part from time to time, by giving written notice, signed by the person or persons exercising the Option, to the Company, stating the number of Shares with respect to which the Option is being exercised, accompanied by payment in full of the Purchase Price for such Shares, which payment may be in whole or in part in shares of the common stock of the Company already owned by the person or persons exercising the Option with a fair market value equal to the exercise price; provided, however, that there shall be no such exercise at any one time as to fewer than ten (10) Shares or all of the remaining Shares then purchasable by the person or persons exercising the Option, if fewer than ten
(10) Shares. Upon such exercise, delivery of a Certificate for Paid-up, non-assessable Shares shall be made at the Principal office of the Company to the Person or Persons exercising the Option at such time, during ordinary business hours, not more than thirty (30) days from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the Option.

            (c) The Company shall at all times during the term of the Option reserve and keep available such number of shares of its common stock as will be sufficient to satisfy the requirements of the Option and shall pay all original issue and transfer taxes (if any) with respect to the issue and transfer of Shares pursuant hereto, and all other fees and expenses necessarily incurred by the Company in connection therewith. The holder of this Option shall not have any of the rights of a Stockholder of the Company in respect of the Shares until one or more Certificates for such Shares shall be delivered to the holder upon the due exercise of the Option.

      4.    Term of Option.

            (a) The Option shall terminate ten (10) years from the date hereof, but shall be subject to earlier termination as hereinafter Provided.

            (b) Except as otherwise Provided in this Section 4, in the event that the Employee ceases to be an employee of the Company or one of its subsidiaries, the Option may be exercised, to the extent then exercisable under
Section 3(a) hereof, within three (3) months after the date the Employee ceases to be an employee of the Company or one of its subsidiaries, but shall thereafter terminate.

            (c) If such termination of employment is because of dismissal for cause or because the Employee is in breach of any employment agreement, the Option will terminate on the date the Employee ceases to be an employee of the Company or one of its subsidiaries.

            (d) If such termination of employment is because the Employee has died or become permanently disabled within the meaning of Section 105(b)(4) of the Internal Revenue Code of 1986 (the "Code"), the Option may be exercised prior to the expiration of (i) six (6) months from the date the Employee ceases to be an employee or
(ii) ten (10) years from the date hereof, whichever occurs first.

            (e) In the event of termination of employment, the Option shall be exercisable only to the extent that the right to Purchase the Shares under the Option has accrued and is in effect at the date of such cessation of employment, unless such cessation is because the Employee has become disabled, in which case the Option may be exercised to the full number of Shares covered hereby.

            (f) In the event of the death of the Employee, the Option shall be exercisable only to the extent that the right to Purchase the Shares under the Option has accrued and may be exercised by the estate of the Employee, or by any person or persons who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of the Employee.

      5. Nontransferability. The right of the Employee to exercise the Option shall not be assignable or transferable by the Employee other than by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of the Employee only by him or by his guardian or legal representative. The Option shall be null and void and without effect upon the bankruptcy of the Employee or upon any attempted assignment or transfer, except as provided herein, including without limitation any purported assignment (whether voluntary or by operation of law), pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, upon the Option.

      6. Investment Representation; Delay in Issuance of Shares. Notwithstanding the provisions of Section 3 hereof, the Company may delay the issuance of Shares covered by the exercise of the Option and the delivery of a certificate for such Shares until (i) Employee executes a written declaration that the Shares issued to him pursuant to such exercise of the Option are for his own account as an investment and not with a view to, or for resale in connection with, the distribution of any such Shares, and that he or she will make no transfer of the same except in compliance with the 1933 Act and the rules and regulations promulgated thereunder and then in effect or (ii) such time as the Company elects to make a public release of material "inside information" concerning the Company (as such term is customarily used under federal securities laws), if the Company reasonably believes, at its discretion, that the holder of the Option possesses such information or the exercise of the Option would create an obligation to disclose publicly such information.

      7. Adjustments. In the event that the outstanding shares of the common stock of the Company are charged into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock (other than in a tender offer as described in Section 8 hereof), appropriate adjustment shall be made in the number and kind of shares as to which the Option, or portion thereof then unexercised, shall be exercisable, to the end that the proportionate interest of the Employee shall be maintained as before the occurrence of such event; such adjustment in the Option shall be made without change in the total price applicable to the unexercised portion of the Option and with a corresponding adjustment in the Purchase Price per Share. No such adjustment shall be made which shall, within the meaning of any applicable sections of the Code, constitute a modification, extension or renewal of the Option or grant of additional benefits to the Employee.

      8. Tender Offers. In the event of the purchase of in excess of fifty percent (50%) of the Company's outstanding common stock pursuant to a tender offer approved by the Company's Board of Directors and made in accordance with the provisions of the Securities Exchange Act of 1934 (a "Tender"), all options granted hereunder and not yet exercised on the date of the close of such Tender shall automatically terminate on such date, and all options which are exercisable as of sale date must be exercised within thirty (30) days after such date and shall automatically be converted into the right to receive in lieu of Common Stock an amount equal to the amount per share of Common Stock paid pursuant to the Tender.

      9. Liquidation. Upon dissolution or liquidation of the Company, the Option shall terminate, but the Employee (if at such time in the employ of or otherwise associated with the Company or any of its subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise the Option to the extent then exercisable.

      10. Fractional Shares. No fraction of a share shall be purchasable or deliverable upon the exercise of the Option, but in the event any adjustment hereunder of the number of Shares covered by the Option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its President thereunto duly authorized, and the Employee has hereunto set his hand, effective as of the date first appearing above.

                                   EMPLOYEE BENEFIT PLANS, INC.


                                   By:
                                      -----------------------------------------



                                   EMPLOYEE



                                   --------------------------------------------





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